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                                                                    Exhibit 10.6


                           KANBAY INTERNATIONAL, INC.

                               SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (this "Agreement") is made and entered into by and among Kanbay International, Inc., a Delaware corporation (the "Company"), Kanbay Incorporated, an Illinois corporation ("Kanbay") and Jean A. Cholka ("Executive") as of ________________, 2004 (the "Effective Date").

     WHEREAS, it is in the best interests of Kanbay, the Company, and the Company's stockholders to assure Executive's continued dedication to Kanbay and the Company; and

     WHEREAS, any consideration by Kanbay and the Company of strategic transactions such as mergers and acquisitions would inevitably create personal uncertainties for Executive, and therefore distract Executive from the business of Kanbay and the Company; and

     WHEREAS, it is in the best interests of Kanbay, the Company and the Company's stockholders to retain Executive's dedication and reduce distractions by providing Executive with compensation and benefits arrangements in the event of certain terminations of Executive's employment, including terminations in connection with a strategic transaction, as more fully provided herein; and

     WHEREAS, Executive and the Company have entered into a severance agreement dated as of ______________ and amended effected December 31, 2002 (collectively the "Old Severance Agreement"), with respect to Executive's employment at Kanbay; and

     WHEREAS, Kanbay and the Company and Executive have determined that it is in their mutual best interests that the Old Severance Agreement should be replaced, as provided for herein;

     NOW, THEREFORE, in consideration of and reliance upon the foregoing background statement and the covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Kanbay, the Company and Executive agree as follows:

1.   DEFINITIONS

     1.1 "Affiliate" shall mean any corporation or other business entity that is a parent or subsidiary of the Company, including ownership of 50% or more of the voting or profits interests of the corporation or other business entity.

     1.2 "Base Salary" shall mean the annual Base Salary payable to Executive so long as the Company or an Affiliate employs Executive. The annual Base Salary shall be paid to Executive in equal installments no less frequently than monthly, unless Executive shall elect to defer the receipt thereof. The Board shall review Executive's Base Salary at least annually and shall increase Executive's Base Salary at any time and from time to time as shall be substantially consistent with increases in Base Salary generally awarded in the ordinary course of business to other comparably performing peer executives of the Company or an Affiliate. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this

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Agreement or any other plan or agreement with the Company or an Affiliate. Base
Salary shall not be reduced after any such increase and the term Base Salary as utilized in this Agreement shall refer to Base Salary as so increased.

     1.3  "Board" shall mean the Board of Directors of the Company.

     1.4 "Cause" shall mean any of the following: (i) Executive's commission of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by Executive, which is intended to cause, causes or is reasonably likely to cause material harm to the Company or an Affiliate, monetarily, reputationally or otherwise; (ii) Executive's commission or conviction of, or plea of NOLO CONTENDERE to, any felony or any crime or offense involving dishonesty or fraud or that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise; (iii) Executive's willful neglect of or continued failure to substantially perform, in any material respect, his or her duties (as assigned to Executive from time to time) or obligations (including a violation of policy) to the Company or an Affiliate other than any such failure resulting from his or her incapacity due to physical or mental illness; or (iv) Executive's abuse of illegal drugs or other controlled substances or habitual intoxication. For purposes of this Section, an act or omission is "willful" if it was knowingly done, or knowingly omitted to be done, by Executive not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. The Company has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether Executive who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Agreement.

     1.5 "Change in Control" shall mean the occurrence of any one or more of the following:

          (a) Any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a "group" (as defined in Section 13(d)(3) of the Exchange Act), other than
     (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the "Company Voting Securities"); provided, however, that the event described in this Section 1.5(a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

          (b) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the "Incumbent Directors") cease for

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     any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

          (c) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

          (d) The stockholders of the Company approve a plan of complete liquidation of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

         Further notwithstanding the foregoing, unless a majority of the Incumbent Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Executive if the Change in Control results from actions or events in which such Executive is a participant in a capacity other than solely as an officer, employee or director of the Company or an Affiliate.

     1.6 "Good Reason" shall mean any one of the following events, without Executive's written consent: (i) the assignment to Executive of duties materially inconsistent with Executive's then-current level of authority or responsibilities, or any other action by the Company or an Affiliate that results in a material diminution in Executive's position, compensation, authority, duties or responsibilities; (ii) a breach by the Company or an Affiliate of any material term or covenant of any agreement with Executive;
(iii) a requirement that Executive be based at any office or location that is more than thirty-five (35) miles from the Executive's principal office location immediately preceding a Change in Control; or (iv) a failure by any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company or the Affiliate employing Executive to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or an Affiliate would be required to perform it if no such succession had taken place. Executive must provide the Company written notice of any claim of Good Reason within ninety (90) days after the occurrence of any action/inaction giving rise to such claim, and the Company or its Affiliate will have fifteen (15) days to cure such claim.

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2.   TERMINATIONS OF EMPLOYMENT TRIGGERING SEVERANCE BENEFITS

     2.1 Subject to Section 2.2, and provided that Executive has executed a full and complete release of the Company and its Affiliates (and their related parties) from any and all claims, in a form prepared by the Company, the Company or an Affiliate will provide Executive with the benefits set forth in Section 3 if Executive's employment is terminated for the following reasons ("Qualifying Terminations"): (i) by the Company or an Affiliate without Cause at any time; or
(ii) by Executive for Good Reason within 18 months after the effective date of a Change in Control (a "Window Period").

     2.2 In no event will benefits be payable to Executive under this Agreement in the event of termination due to Executive's death, disability, retirement, termination by the Company or an Affiliate for Cause, or voluntary termination by Executive without Good Reason.

     2.3 Notwithstanding the foregoing, the following payments will be made upon Executive's termination of employment for any reason or no reason: (i) earned but unpaid Base Salary through the date of termination; (ii) any accrued but unpaid vacation; (iii) any amounts payable under any employee pension or welfare benefit plans of the Company or an Affiliate in accordance with the terms of those plans; and (iv) unreimbursed business expenses incurred by Executive on behalf of the Company or an Affiliate (in accordance with existing expense reimbursement policies of the Company or an Affiliate).

3.   TERMINATION BENEFITS.

     3.1 Subject to the conditions set forth in Section 2, the following benefits shall be paid or provided to Executive in the event Executive's employment is terminated in a Qualifying Termination:

          (a) CASH SEVERANCE. The Company or an Affiliate shall pay to Executive an amount equal to one and one-half (1.5) times the sum of (i) Executive's annual Base Salary as of the date on which the termination occurred, and (ii) Executive's target bonus amount for the year in which the termination occurred, if such target bonus amount has been set by the Board. In the event that the Board has not set such target bonus amount, the target bonus amount shall be deemed to be equal to the target bonus set by the Board for the year prior to the year in which termination occurs.

          If the Qualifying Termination occurs during a Window Period, the cash severance benefits in this Section 3.1(a) shall be paid by the Company or an Affiliate to Executive in a lump sum within thirty (30) days of the date of such Qualifying Termination. If the Qualifying Termination does not occur during a Window Period, the cash severance benefits in this Section 3.1(a) shall be paid by the Company or an Affiliate to Executive in thirty-nine (39) equal bi-weekly installments over the eighteen (18) month period that shall commence on the first payroll day of the Company or an Affiliate after the Qualifying Termination occurs. Notwithstanding the foregoing, no payments under this Section 3.1(a) shall commence prior to the expiration of any revocation period required by law in connection with the release being provided to the Company and its Affiliates by Executive under Section 2.1.

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          (b)  HEALTH BENEFITS. To the extent permissible under applicable law, the Company or an Affiliate shall continue to provide coverage to Executive (and to Executive's spouse and dependents who are covered as of date of the Qualifying Termination) under the health and welfare benefit plans the Company or an Affiliate maintains for active employees following Executive's Qualifying Termination, at the same cost to Executive and under the same terms applicable to active employees (and their dependents), for a period of eighteen (18) months after Executive's Qualifying Termination. Notwithstanding the foregoing, if Executive becomes employed with another employer during such eighteen (18) month period and is eligible to receive substantially comparable health and welfare benefits from such employer, the obligation of the Company and its Affiliates to provide the benefits described in this Section 3.1(b) shall cease.

          (c) INCENTIVE PLAN VESTING. All awards under the Kanbay International, Inc. 1998 Stock Option Plan, the Kanbay International, Inc. Stock Incentive Plan, or any similar or successor plan, held by Executive shall immediately become exercisable in full, all restrictions applicable to such awards shall lapse, and all performance measures with respect to such awards shall be deemed satisfied in full.

     3.2 TAXATION AND WITHHOLDING. Neither the Company nor any Affiliate makes any representations or warranties with respect to, and has no responsibility or liability for, the personal tax consequences of this Agreement to Executive. The Company and its Affiliates may make such provisions and take such steps as they may deem necessary or appropriate for the withholding of any taxes that the Company or any Affiliate is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with this Agreement.

     3.3 GROSS-UP PAYMENT. In the event that any payment, benefit or distribution by or on behalf of the Company or an Affiliate to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Payments") is determined to be an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor or substitute provision of the Code, with the effect that Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code (the "Excise Tax"), then the Company or an Affiliate shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Payments and any federal, state and local income and employment taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Payments. All determinations required to be made under this paragraph, and the assumptions to be utilized in arriving at such determination, shall be made by the certified public accounting firm used for auditing purposes by the Company or an Affiliate immediately prior to Executive's employment termination or, if the parties determine that such certified public accounting firm cannot make such determination because of legal restrictions, the parties shall agree on a different certified public accounting firm (such certified public accounting firm is hereinafter referred to as the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company (or the Affiliate) and Executive. The Company or the Affiliate shall pay all fees and expenses of the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company, the Affiliate and the

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Executive, except as provided in the following sentences. As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Internal Revenue Service ("IRS") or other agency will claim that a greater or lesser Excise Tax is due. In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, Executive shall repay to the Company or an Affiliate, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company or an Affiliate shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Executive and the Company (or the Affiliate) shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments. The Company or an Affiliate shall pay all fees and expenses of Executive relating to a claim by the IRS or other agency for the Excise Tax as provided below.

     Executive shall notify the Company in writing of any claim by the IRS that, if successful, would require the payment by the Company or an Affiliate of the Gross-Up Payment or an additional Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, the Company or an Affiliate, subject to the provisions of this Section 3.3, shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. In this connection, Executive agrees, subject to the provisions of this Section 3.3, to (i) prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, (ii) give the Company or the Affiliate any information reasonably requested by the Company or the Affiliate relating to such claim, (iii) take such action in connection with contesting such claim as the Company or the Affiliate shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iv) cooperate with the Company and the Affiliate in good faith in order to effectively contest such claim and (v) permit the Company and the Affiliate to participate in any proceedings relating to such claim. The foregoing is subject, however, to the following: (i) the

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Company or an Affiliate shall bear and pay directly all costs and expenses
(including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed in connection therewith, (ii) if the Company directs Executive to pay such claim and sue for a refund, the Company or an Affiliate shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance, (iii) any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due shall be limited solely to such contested amount and (iv) the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or any other taxing authority.

     3.4 EXECUTIVE'S DEATH. If Executive dies before the completion of any payments or benefits required under the Section 3, the Company or an Affiliate will make or continue payments and benefits to Executive's surviving spouse, if any, or Executive's estate in accordance with this Section.

4.   RESTRICTIVE COVENANTS

     4.1 TRADE SECRETS. Executive acknowledges that he has had and will have access to confidential information of the Company and its Affiliates (including, but not limited to, current and prospective confidential know-how, specialized training, customer lists, marketing plans, business plans, financial and pricing information, and information regarding acquisitions, mergers and/or joint ventures) concerning the business, customers, clients, contacts, prospects, and assets of the Company and its Affiliates that is unique, valuable and not generally known outside the Company and its Affiliates, and that was obtained from the Company or an Affiliate or which was learned as a result of the performance of services by Executive on behalf of the Company or an Affiliate ("Trade Secrets"). Trade Secrets shall not include any information that: (i) is now, or hereafter becomes, through no act or failure to act on the part of Executive that constitutes a breach of this Section 4, generally known or available to the public; (ii) is known to Executive at the time such information was obtained from the Company or an Affiliate; (iii) is hereafter furnished without restriction on disclosure to Executive by a third party, other than an employee or agent of the Company or an Affiliate, who is not under any obligation of confidentiality to the Company or an Affiliate; (iv) is disclosed with the written approval of the Company or an Affiliate; or (v) is required to be disclosed or provided by law, court order, or similar compulsion, including pursuant to or in connection with any legal proceeding involving the parties hereto; provided however, that such disclosure shall be limited to the extent so required or compelled; and provided further, however, that if Executive is required to disclose such confidential information, he shall give the Company notice of such disclosure and cooperate in seeking suitable protections. Other than in the course of performing services for the Company and its Affiliates, Executive will not, at any time, directly or indirectly use, divulge, furnish or make accessible to any person any Trade Secrets, but instead will keep all Trade Secrets strictly and absolutely confidential. Executive will deliver promptly to the Company or the Affiliate that employed Executive, at the termination of his employment or at any other time at the request of

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the Company or an Affiliate, without retaining any copies, all documents and other materials in his possession relating, directly or indirectly, to any Trade Secrets.

     4.2 NON-COMPETITION. Beginning on the Effective Date and for a period continuing through the later of (i) twelve (12) months following termination of Executive's employment with the Company and all Affiliates and (ii) the period the Company or an Affiliate is making severance payments to Executive under
Section 3.1(a) (the "Restricted Period"), Executive shall not directly or indirectly own any interest in, operate, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for, any company, person, or entity engaged in a "Competitive Business" (as defined herein). A Competitive Business shall include any company, person or entity that is involved in or seeks to become involved in providing information technology services and solutions to the financial services industry, including business process and technology advice, software package selection and integration, application development, maintenance and support, network and system security and specialized services, in any country in which the Company or an Affiliate is doing business at the time of termination of Executive's employment.

     4.3. NON-SOLICITATION OF EMPLOYEES. During the Restricted Period, Executive shall not, directly or indirectly solicit or induce, or attempt to solicit or induce, any current employee of the Company or an Affiliate, or any individual who becomes an employee during the Restricted Period, to leave his or her employment with the Company or an Affiliate or join or become affiliated with any other business or entity, hire any employee of the Company or an Affiliate or in any way interfere with the relationship between any employee and the Company or an Affiliate.

     4.4 NON-SOLICITATION OF CUSTOMERS. During the Restricted Period, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any customer, supplier, licensee, licensor or other business relation of the Company or an Affiliate to terminate its relationship or contract with the Company or an Affiliate, to cease doing business with the Company or an Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or an Affiliate (including making any negative statements or communications concerning the Company or an Affiliate or their employees).

     4.5 IRREPARABLE HARM. Executive acknowledges that: (i) Executive's compliance with this Agreement is necessary to preserve and protect the proprietary rights, Trade Secrets, and the goodwill of the Company or an Affiliate as going concerns, and (ii) any failure by Executive to comply with the provisions of this Agreement will result in irreparable and continuing injury for which there will be no adequate remedy at law. In the event that Executive fails to comply with the terms and conditions of this Agreement, the obligations of the Company and its Affiliates to pay the severance benefits set forth in Section 3 shall cease, and the Company or an Affiliate will be entitled, in addition to other relief that may be proper, to all types of equitable relief (including, but not limited to, the issuance of an injunction and/or temporary restraining order) that may be necessary to cause Executive to comply with this Agreement, to restore to the Company and its Affiliates their property, and to make the Company and its Affiliates whole.

     4.6 SURVIVAL. The provisions set forth in this Section 4 shall survive termination of this Agreement.

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     4.7  SCOPE LIMITATIONS. If the scope, period of time or area of restriction specified in this Section 4 are or would be judged to be unreasonable in any court proceeding, then the period of time, scope or area of restriction will be reduced or limited in the manner and to the extent necessary to make the restriction reasonable, so that the restriction may be enforced in those areas, during the period of time and in the scope that are or would be judged to be reasonable.

5.   MISCELLANEOUS

     5.1 EMPLOYMENT STATUS. Nothing herein shall be deemed to create any term of employment, it being expressly understood and agreed between the parties that Executive's employment is at will and that either party may terminate such employment at any time.

     5.2 GOVERNING LAW. All provisions of this Agreement will be construed and governed by Illinois law without regard to its choice of law principles or the laws of any other jurisdiction. Any suit, claim or other legal proceeding arising out of or relating to Executive's employment, his or her termination from employment, or this Agreement shall be brought exclusively in the federal or state courts located in Cook County, Illinois, and Executive and the Company and its Affiliates hereby submit to personal jurisdiction in the State of Illinois and to venue in such courts. Notwithstanding the foregoing, the Company or an Affiliate may seek and obtain injunctive relief against Executive in any court having jurisdiction over Executive.

     5.3 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any provision or portion of a provision is illegal or invalid, then the remainder of this Agreement shall not be affected. Moreover, any provision of this Agreement which is determined to be unreasonable, arbitrary or against public policy shall be modified as necessary so that it is not unreasonable, arbitrary or against public policy while maximizing the intent of the parties.

     5.4 ENTIRE AGREEMENT. Except as provided in Section 5.7 and in any non-disclosure, non-solicitation, intellectual property or similar agreement signed by Executive, with respect to its subject matter, this Agreement constitutes the entire understanding of the parties superseding all prior agreements, understandings, negotiations and discussions between them, whether written or oral, and there are no other understandings, representations, warranties or commitments with respect thereto. Notwithstanding any terms contained herein to the contrary, the Company or its Affiliates, in addition to any rights set forth herein, shall have the right to seek enforcement of any other penalties or restrictions that may apply under any other non-disclosure, non-solicitation, intellectual property or similar agreement between Executive and the Company or its Affiliates.

     5.5 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Executive. This Agreement shall be binding upon and inure to the benefit of all successors and assigns (whether by operation of law or otherwise) of the Company and its Affiliates.

     5.6 AMENDMENT. This Agreement may only be amended or terminated by mutual written agreement between the Company and Executive.

     5.7 INSURANCE AND INDEMNIFICATION. The Company or the Affiliate that employed Executive agrees to indemnify Executive on at least the same basis and for the same period of

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time as other officers, in accordance with the Company's Bylaws and the terms of an Indemnification Agreement between Executive and the Company (or the Affiliate).

     5.8 LEGAL FEES. The Company or an Affiliate agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses that Executive may reasonably incur as a result of any contest by the Company or an Affiliate, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement, unless the court or arbitrator, as the case may be, finds the Executive's claims or defenses to be wholly without merit.

     5.9 EFFECT ON OTHER OBLIGATIONS. The obligations of the Company or an Affiliate to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company or an Affiliate may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, except as provided in Section 3.1(b).

     5.10. NO WAIVER. No failure or delay by the Company or an Affiliate or Executive in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof. No modification, amendment or waiver of this Agreement nor consent to any departure by Executive from any of the terms or conditions thereof, shall be effective unless in writing and signed by the Chairman of the Board. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     5.11. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.


     IN WITNESS WHEREOF, each party has executed this Severance Agreement or caused this Severance Agreement to be duly executed as of the Effective Date.

KANBAY INTERNATIONAL, INC.             EXECUTIVE

By:
     -----------------------------     -----------------------------
Its:                                   By:
     -----------------------------


KANBAY INCORPORATED

By:
     -----------------------------
Its:
     -----------------------------

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